United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 4, 2007

          Seawright Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-56848	54-1965220
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Cameron Street Alexandria, Virginia	22134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 340-1629

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 hereof is incorporated by reference in response to Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 4, 2007 the Registrant executed a Promissory Note, by and between the Registrant and Dutchess Private Equities Fund, Ltd. (“Dutchess”).

In accordance with the Promissory Note, the Registrant promises to pay to Dutchess by March 4, 2008, the face amount of the Promissory Note of $250,000, plus: (i) a monthly interest payment at the rate of 14% per annum, compounded daily, on the unpaid face amount of the Promissory Note and (ii) upon the effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the “Effective Date”), monthly payments equal to the greater of (A) an amount equal to the face amount of the Promissory Note divided by the number of months remaining from the Effective Date until March 4, 2008, or (B) 100% of the amount of money realized upon each sale of the Registrant’s stock sold to Dutchess by the Registrant pursuant to an Investment Agreement, by and between the Registrant and Dutchess, dated September 12, 2005.

The Promissory Note is secured by a lien on all of the Registrant’s assets pursuant to a Security Agreement dated June 20, 2007, by and between the Registrant and Dutchess. Moreover, Joel P. Sens, the President of the Registrant, has guaranteed the full and prompt payment by the Registrant, when due, of the Promissory Note pursuant to a Secured Continuing Unconditional Guaranty between Joel P. Sens and Dutchess, dated June 20, 2007.

A copy of the Promissory Note is attached hereto as Exhibit 10.01.

Item 9.01  Financial Statements and Exhibits

Exhibit No.  Description

10.1   Promissory Note with Dutchess Private Equities Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWRIGHT HOLDINGS, INC.

By:	/s/ Joel P. Sens
Name: Joel P. Sens
Title: Chief Executive Officer

Dated: September 6, 2007